Exhibit (d)(2)

Schedule A

Dated October 5, 2017, as last revised August 1, 2025

to the

Investment Advisory Agreement dated October 5, 2017

by and between KraneShares Trust and Krane Funds Advisors, LLC

Fund Name	Advisory Fee
KraneShares CSI China Internet ETF	0.68%
KraneShares Bosera MSCI China A 50 Connect Index ETF	0.78%
KraneShares MSCI One Belt One Road Index ETF	0.78%
KraneShares Emerging Markets Consumer Technology Index ETF	0.78%
KraneShares MSCI China Clean Technology Index ETF	0.78%
KraneShares Asia Pacific High Income USD Bond ETF	0.68%
KraneShares MSCI All China Health Care Index ETF	0.78%
KraneShares Electric Vehicles and Future Mobility Index ETF	0.68%
KraneShares MSCI China A Hedged Index ETF	0.78%
KraneShares MSCI Emerging Markets ex China Index ETF	0.58%
Quadratic Interest Rate Volatility and Inflation Hedge ETF	0.99%
KraneShares Global Carbon Strategy ETF	0.78%
KraneShares SSE Star Market 50 Index ETF	0.88%
KraneShares Value Line® Dynamic Dividend Equity Index ETF	0.55%
KraneShares Mount Lucas Managed Futures Index Strategy ETF	0.89%
KraneShares Hang Seng TECH Index ETF	0.68%
Quadratic Deflation ETF	0.99%
KraneShares European Carbon Allowance Strategy ETF	0.78%
KraneShares California Carbon Allowance Strategy ETF	0.78%
KraneShares Eastern US Carbon Strategy ETF	0.78%
KraneShares Bloomberg Transitional Commodities Strategy ETF	0.78%
KraneShares KWEB Covered Call Strategy ETF	0.25%
KraneShares Global EM Revenue Leaders Index ETF	0.68%
KraneShares Global Luxury Index ETF	0.68%
KraneShares 90% KWEB Defined Outcome January 2027 ETF	0.25%
KraneShares 100% KWEB Defined Outcome January 2027 ETF	0.25%
KraneShares Hedgeye Hedged Equity Index ETF	0.78%
KraneShares Artificial Intelligence and Technology ETF	0.99%
KraneShares Sustainable Ultra Short Duration Index ETF	0.29%
KraneShares China Alpha Index ETF	0.78%
KraneShares Man Buyout Beta Index ETF	0.88%

KraneShares 2x Long BABA Daily ETF	1.25%
KraneShares 2x Long PDD Daily ETF	1.25%
KraneShares 2x Long JD Daily ETF	1.25%
KraneShares 2x Long BIDU Daily ETF	1.25%
KraneShares 2x Long TSM Daily ETF	1.25%
KraneShares 2x Long GRAB Daily ETF	1.25%
KraneShares 2x Long SE Daily ETF	1.25%
KraneShares 2x Long MELI Daily ETF	1.25%
KraneShares 2x Long ASML Daily ETF	1.25%
KraneShares Global Humanoid and Embodied Intelligence Index ETF	0.78%